PRESS RELEASE

FOR ADDITIONAL INFORMATION:
Investor Relations
David Lim
+1 844-632-1060
IR@univar.com

Media Relations
+1 331-777-6187
mediarelations@univar.com

Univar Reports 2017 Fourth Quarter and Full Year Financial Results

Fourth Quarter 2017 Highlights

•	Univar reported net income of $27.0 million, or $0.19 per share, compared to a net loss of $59.2 million, or ($0.43) per share in the prior year fourth quarter.

•	Adjusted earnings per share grew 36.0 percent to $0.34 per share from $0.25 per share in the prior year fourth quarter.

•	Consolidated sales increased 8.1 percent, and USA segment sales grew 4.2 percent, the first quarter of USA sales growth in three years.

•
Adjusted EBITDA grew 10.4 percent to $148.5 million, the Company’s fifth consecutive quarter of Adjusted EBITDA growth, and first quarter of double digit growth since early 2014, driven by double digit Adjusted EBITDA growth in the USA, Canada, and EMEA segments.

•	Adjusted EBITDA margin expanded 20 basis points to 7.6 percent as a result of improved sales force execution and productivity initiatives.

•	Univar's leverage ratio improved to 4.0x from 4.7x in the prior year fourth quarter reflecting growth in Adjusted EBITDA and a $215 million reduction in net debt.

Full Year 2017 Highlights

•	Univar reported net income of $119.8 million, or $0.85 per share, compared to a net loss of $68.4 million, or ($0.50) per share in the prior year.

•	Adjusted earnings per share increased 35.0 percent to $1.39 from $1.03 per share in the prior year.

•	Adjusted EBITDA grew 7.3 percent to $603.7 million, and Adjusted EBITDA margin expanded 30 basis points to 7.3 percent from the prior year.

DOWNERS GROVE, Ill. – February 28, 2018 – Univar Inc. (NYSE: UNVR) (“Univar”), a global chemical and ingredients distributor and provider of value-added services, announced today its financial results for the fourth quarter and fiscal year ended December 31, 2017.

For the fourth quarter, Univar reported net income of $27.0 million, or $0.19 per share, compared to a net loss of $59.2 million, or ($0.43) per share in the prior year fourth quarter. Earnings per share was adversely impacted by a $36.6 million, or ($0.26) per share charge, related to the U.S. Tax Cuts and Jobs Act enacted on December 22, 2017.

Adjusted earnings per share for the fourth quarter increased 36.0 percent to $0.34 per share from $0.25 per share in the prior year fourth quarter, driven by higher average selling prices, improved sales force execution, and mix enrichment. Adjusted EBITDA grew 10.4 percent to $148.5 million from $134.5 million in the fourth quarter of last year as a result of higher gross profit and operating expense productivity gains that funded investments in people and digital technologies.

For the full year, Univar reported net income of $119.8 million, or $0.85 per share, compared to a net loss of $68.4 million, or ($0.50) per share in the prior year.

Adjusted earnings per share for the full year increased 35.0 percent to $1.39 per share from $1.03 per share in the prior year. Gross margin expanded 50 basis points to 21.9 percent as a result of the Company's initiatives to improve sales force execution, capture higher value business opportunities, and higher average selling prices. Adjusted EBITDA grew 7.3 percent to $603.7 million and Adjusted EBITDA margin increased 30 basis points to 7.3 percent.

In 2017, the Company:

•	Expanded consolidated gross margin and Adjusted EBITDA margin

•	Grew Adjusted EBITDA and Adjusted EBITDA margin in all operating segments

•	Successfully realigned its USA commercial organization and supply chain to better meet the needs of customers and supplier partners

•	Advanced its digitization initiatives with the launch of MyUnivar.com

•	Strengthened its management team and unveiled its CEO succession plan

“2017 was a pivotal year as we significantly advanced our transformation. We considerably improved our execution and returned Univar to growth, increasing our momentum with each quarter of the year," said Steve Newlin, chairman and chief executive officer. "Our strategic initiatives of Commercial Greatness, Operational Excellence and One Univar are strengthening our organization, and I am confident that David Jukes is the best leader to advance Univar's transformation to achieve our 2019 and 2021 growth targets."

Addressing the Company's results, Univar executive vice president and chief financial officer, Carl Lukach said, "We exited 2017 with higher profitability, solid cash flow, and a much stronger balance sheet. This enables us to deploy capital to targeted growth investments in our people, operations and technology, while continuing to reduce our leverage and earn a superior return on capital for our shareholders."

Company Performance

The results of Univar’s operating performance are described below and, unless otherwise indicated, are a comparison of fourth quarter 2017 results with fourth quarter 2016 results, including Adjusted EBITDA, which is reconciled to reported net income in the accompanying supplemental financial information.

Univar Inc.
Adjusted EBITDA
(Unaudited)

	Three months ended December 31,
(in millions)	2017	2016	$ change	% change	% change excl. currency

External Net Sales
USA	$1,130.1	$1,084.3	$45.8	4.2%	4.2%
Canada	271.9	242.1	29.8	12.3%	5.8%
EMEA	460.9	394.4	66.5	16.9%	7.8%
Rest of World	96.3	91.7	4.6	5.0%	0.5%
Total Consolidated Net Sales	$1,959.2	$1,812.5	$146.7	8.1%	5.0%

Gross Profit
USA	$260.2	$246.1	$14.1	5.7%	5.7%
Canada	58.1	55.1	3.0	5.4%	0.4%
EMEA	104.6	92.0	12.6	13.7%	4.7%
Rest of World	22.0	20.1	1.9	9.5%	6.0%
Total Consolidated Gross Profit	$444.9	$413.3	$31.6	7.6%	4.8%

Adjusted EBITDA
USA	$86.7	$78.3	$8.4	10.7%	10.7%
Canada	28.1	24.8	3.3	13.3%	7.7%
EMEA	32.7	28.9	3.8	13.1%	1.4%
Rest of World	7.8	7.8	—	—%	(2.6)%
Other*	(6.8)	(5.3)	(1.5)	(28.3)%	(28.3)%
Total Consolidated Adjusted EBITDA	$148.5	$134.5	$14.0	10.4%	6.7%
* Other represents unallocated corporate costs that do not directly benefit segments.

Segment Highlights for the Fourth Quarter 2017

USA – Adjusted EBITDA increased 10.7 percent to $86.7 million, marking the fourth consecutive quarter of growth. USA segment sales increased 4.2 percent, the first quarter of sales growth in three years, and gross margin expanded 30 basis points to 23.0 percent. Adjusted EBITDA margin increased 50 basis points to 7.7 percent, reflecting higher gross margins and strong operating expense management.

Canada – Adjusted EBITDA increased 13.3 percent to $28.1 million, and Adjusted EBITDA margin increased 10 basis points to 10.3 percent, as a result of higher average selling prices, improved sales force execution, strong operating expense management and the benefit of a stronger Canadian dollar. Gross margin decreased 140 basis points to 21.4 percent driven largely by product and market mix, including effects of the drought-impacted agricultural season.

EMEA – Adjusted EBITDA increased 13.1 percent to $32.7 million due to improvements in sales force execution, growth in Focused Industries and Industrial Specialties, higher average selling prices, as well as a stronger Euro. Operating expenses declined 40 basis points as a percentage of sales due to strong expense management. Gross margin decreased 60 basis points to 22.7 percent, largely due to a slight change in product and market mix compared to the prior year.

Rest of World – Adjusted EBITDA of $7.8 million was equal to last year as growth in Brazil and increased profitability in Asia Pacific was offset by softness in Mexico. Higher average selling prices and mix improvement were offset by lower volume, which was the result of continued shortages of certain products in Latin America and softness in local economic conditions. Gross margin increased 90 basis points to 22.8 percent. Supply and demand conditions continued to stabilize, and the Company expects business conditions to normalize in the first half of 2018.

Adoption of New Accounting Pronouncements

As required, beginning with its first quarter 2018 earnings release, Univar will adopt the FASB retirement benefits pronouncement. Under this new standard, the Company will continue to report the service component of pension and other postretirement benefit cost in its operating costs. The non-service components of pension and other postretirement benefit cost will be reported below operating income. Univar will apply the new pronouncement retrospectively, and restate its 2016 and 2017 financial statements. Adoption and restatement of the retirement benefits pronouncement will not impact net income, but will retrospectively reduce Adjusted EBITDA by approximately $10 million in 2017 and $15 million in 2016.

Also as required, Univar’s 2018 financial statements will reflect the Company's adoption of the FASB revenue recognition standard. This new standard redefines when and how revenue is recognized from our contracts with customers. While Univar's 2018 financial statements will be prepared under the new standard, the net impact on prior years will be recorded as an adjustment to retained earnings, reflecting the Company's election of the modified retrospective approach. The Company anticipates this adjustment to not be material and will include additional disclosures under the new standard in its future reporting.

Outlook

In 2018, Univar expects to capitalize on the positive growth momentum it created in 2017 and further advance its key initiatives of Commercial Greatness, Operational Excellence and One Univar, towards achievement of its 2019 and 2021 financial targets. For the full year 2018, the Company expects mid-single digit revenue growth reflecting improvements in sales force execution, higher win/loss ratios, and new supplier authorizations. The Company also expects to continue delivering operating cost productivity gains that will help fund targeted investments in digital technologies and in its sales force. As a result, the Company expects to deliver low double digit percent growth in Adjusted EBITDA and Adjusted earnings per share between $1.60 and $1.80 for the full year. For the first quarter of 2018, the Company expects Adjusted EBITDA growth of around 10 percent.

Univar to Host Webcast on Feb. 28 at 9:00 a.m. EDT

The Company will host a webcast with investors to discuss the fourth-quarter results at 9:00 a.m. EDT on Feb. 28, which can be accessed on the Investor Relations section of its website at http://investor.univar.com. Following the event, an archived version of the webcast and supporting materials will be available on the same website.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, Adjusted earnings per share

The Company monitors the results of its operating segments separately for the purposes of making decisions about resource allocation and performance assessment. The Company evaluates performance on the basis of Adjusted EBITDA, which it defines as its consolidated net income (loss), plus the sum of interest expense, net of interest income, income tax expense (benefit), depreciation, amortization, other operating expenses, net (which primarily consists of pension mark to market adjustments, acquisition and integration related expenses, employee stock-based compensation expense, restructuring charges, business optimization, and other unusual or non-recurring expenses), impairment charges, loss on extinguishment of debt and other income (expense), net (which consists of gains and losses on foreign currency transactions and undesignated derivative instruments, debt refinancing costs, and other non-operating activity). Adjusted EBITDA margin is Adjusted EBITDA as a percentage of net sales. The Company believes that Adjusted EBITDA is an important indicator of operating performance because:

•	The Company reports Adjusted EBITDA to its lenders as required under the covenants of its credit agreements;

•	Adjusted EBITDA excludes the effects of income taxes, as well as the effects of financing and investing activities by eliminating the effects of interest, depreciation and amortization expenses;

•	The Company uses Adjusted EBITDA in setting performance incentive targets;

•	The Company considers gains (losses) on the acquisition, disposal and impairment of assets as resulting from investing decisions rather than ongoing operations; and

•
Other significant items, while periodically affecting the Company’s results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects comparability of its results.

The Company has incorporated an Adjusted net income and Adjusted earnings per share metric as a complementary metric to GAAP earnings per share to provide additional transparency to ongoing performance. Adjusted net income excludes the same items as Adjusted EBITDA, except for stock-based compensation expense.

Use of Non-GAAP Measures

The Company’s management believes that certain financial measures that do not comply with accounting principles generally accepted in the United States (“GAAP”) provide relevant and meaningful information concerning the ongoing operating results of the Company. Such non-GAAP financial measures are used from time to time herein but should not be viewed as a substitute for GAAP measures of performance. Reconciliations of non-GAAP measures to GAAP are provided in Schedules B and E.

About Univar
Founded in 1924, Univar (NYSE: UNVR) is a global chemical and ingredients distributor and provider of value-added services, working with leading suppliers worldwide. Supported by a comprehensive team of sales and technical professionals with deep specialty and market expertise, Univar operates hundreds of distribution facilities throughout North America, Western Europe, Asia-Pacific and Latin America. Univar delivers tailored customer solutions through a broad product and services portfolio sustained by one of the most extensive industry distribution networks in the world. For more information, visit www.univar.com.

Forward-Looking Statements

This press release includes certain statements relating to future events and our intentions, beliefs, expectations, and predictions for the future which are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events or results, and that actual events or results may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

###

Univar Inc.
Consolidated Statements of Operations
(Unaudited)

	Three months ended December 31,		Year ended December 31,
(in millions, except per share data)	2017	2016	2017	2016
Net sales	$1,959.2	$1,812.5	$8,253.7	$8,073.7
Cost of goods sold (exclusive of depreciation)	1,514.3	1,399.2	6,448.2	6,346.6
Gross profit	$444.9	$413.3	$1,805.5	$1,727.1
Operating expenses:
Outbound freight and handling	74.3	65.8	292.0	286.6
Warehousing, selling and administrative	222.1	213.0	909.8	877.8
Other operating expenses, net	(6.3)	75.4	49.5	104.5
Depreciation	32.5	38.4	135.0	152.3
Amortization	15.4	17.8	65.4	85.6
Impairment charges	—	—	—	133.9
Total operating expenses	$338.0	$410.4	$1,451.7	$1,640.7
Operating income	$106.9	$2.9	$353.8	$86.4
Other (expense) income:
Interest income	1.4	0.9	4.0	3.9
Interest expense	(39.4)	(40.3)	(152.0)	(163.8)
Loss on extinguishment of debt	(3.0)	—	(3.8)	—
Other (expense) income, net	(5.3)	4.7	(33.2)	(6.1)
Total other expense	$(46.3)	$(34.7)	$(185.0)	$(166.0)
Income (loss) before income taxes	60.6	(31.8)	168.8	(79.6)
Income tax expense (benefit)	33.6	27.4	49.0	(11.2)
Net income (loss)	$27.0	$(59.2)	$119.8	$(68.4)
Income (loss) per common share:
Basic	$0.19	$(0.43)	$0.85	$(0.50)
Diluted	0.19	(0.43)	0.85	(0.50)
Weighted average common shares outstanding:
Basic	140.7	138.1	140.2	137.8
Diluted	141.8	138.1	141.4	137.8

Univar Inc.
Consolidated Balance Sheets
(Unaudited)

(in millions, except per share data)	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$467.0	$336.4
Trade accounts receivable, net	1,062.4	950.3
Inventories	839.5	756.6
Prepaid expenses and other current assets	149.6	134.8
Total current assets	$2,518.5	$2,178.1
Property, plant and equipment, net	1,003.0	1,019.5
Goodwill	1,818.4	1,784.4
Intangible assets, net	287.7	339.2
Deferred tax assets	22.8	18.2
Other assets	82.3	50.5
Total assets	$5,732.7	$5,389.9
Liabilities and stockholders’ equity
Current liabilities:
Short-term financing	$13.4	$25.3
Trade accounts payable	941.7	852.3
Current portion of long-term debt	62.0	109.0
Accrued compensation	100.7	65.6
Other accrued expenses	301.6	287.3
Total current liabilities	$1,419.4	$1,339.5
Long-term debt	2,820.0	2,845.0
Pension and other postretirement benefit liabilities	257.1	268.6
Deferred tax liabilities	35.4	17.2
Other long-term liabilities	110.7	109.7
Total liabilities	$4,642.6	$4,580.0
Stockholders’ equity:
Preferred stock, 200.0 million shares authorized at $0.01 par value with no shares issued or outstanding as of December 31, 2017 and 2016	—	—
Common stock, 2.0 billion shares authorized at $0.01 par value with 141.1 million and 138.8 million shares issued and outstanding at December 31, 2017 and December 31, 2016, respectively	1.4	1.4
Additional paid-in capital	2,301.3	2,251.8
Accumulated deficit	(934.1)	(1,053.4)
Accumulated other comprehensive loss	(278.5)	(389.9)
Total stockholders’ equity	$1,090.1	$809.9
Total liabilities and stockholders’ equity	$5,732.7	$5,389.9

Univar Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended December 31,		Year ended December 31,
(in millions)	2017	2016	2017	2016
Operating activities:
Net income (loss)	$27.0	$(59.2)	$119.8	$(68.4)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	47.9	56.2	200.4	237.9
Impairment charges	—	—	—	133.9
Amortization of deferred financing fees and debt discount	2.0	1.9	7.9	7.9
Amortization of pension credit from accumulated other comprehensive loss	—	—	(0.2)	(4.5)
Loss on extinguishment of debt	3.0	—	3.8	—
Gain on sale of property, plant and equipment	(11.3)	—	(11.3)	(0.7)
Deferred income taxes	15.7	25.6	11.7	(31.6)
Stock-based compensation expense	3.7	3.3	19.7	10.4
Other	(0.5)	0.1	(0.7)	(0.2)
Changes in operating assets and liabilities:
Trade accounts receivable, net	139.8	153.4	(58.5)	70.2
Inventories	(49.2)	(18.2)	(47.7)	42.0
Prepaid expenses and other current assets	6.7	9.9	(8.7)	40.1
Trade accounts payable	(4.5)	(28.8)	53.6	12.0
Pensions and other postretirement benefit liabilities	(17.2)	57.7	(51.8)	26.9
Other, net	83.2	23.5	40.9	(26.3)
Net cash provided by operating activities	$246.3	$225.4	$278.9	$449.6
Investing activities:
Purchases of property, plant and equipment	$(24.7)	$(24.2)	$(82.7)	$(90.1)
Proceeds from sale of property, plant and equipment	26.0	5.3	29.2	9.4
Purchases of businesses, net of cash acquired	—	1.2	(24.4)	(53.6)
Other	—	(0.1)	(1.2)	(1.7)
Net cash provided (used) by investing activities	$1.3	$(17.8)	$(79.1)	$(136.0)
Financing activities:
Proceeds from issuance of long-term debt	2,243.8	—	4,477.8	—
Payments on long-term debt and capital lease obligations	(2,318.1)	(137.6)	(4,585.7)	(178.2)
Short-term financing, net	(3.3)	6.4	(22.2)	(4.6)
Financing fees paid	(3.3)	—	(7.7)	—
Taxes paid related to net share settlements of share-based compensation awards	(0.5)	—	(8.5)	—
Stock option exercises	4.4	12.2	36.5	16.9
Other	0.6	(0.5)	1.1	(0.2)
Net cash used by financing activities	$(76.4)	$(119.5)	$(108.7)	$(166.1)
Effect of exchange rate changes on cash and cash equivalents	$1.9	$(18.8)	$39.5	$0.8
Net increase in cash and cash equivalents	$173.1	$69.3	$130.6	$148.3
Cash and cash equivalents at beginning of period	293.9	267.1	336.4	188.1
Cash and cash equivalents at end of period	$467.0	$336.4	$467.0	$336.4

Schedule A

Univar Inc.
Full Year 2017 Segment Detail

	(Unaudited)
	Year ended December 31,
(in millions)	2017	2016	$ change	% change	% change excl. currency

External Net Sales
USA	$4,657.1	$4,706.7	$(49.6)	(1.1)%	(1.1)%
Canada	1,371.5	1,261.0	110.5	8.8%	6.6%
EMEA	1,821.2	1,704.2	117.0	6.9%	6.6%
Rest of World	403.9	401.8	2.1	0.5%	(1.4)%
Total Consolidated Net Sales	$8,253.7	$8,073.7	$180.0	2.2%	1.7%

Gross Profit
USA	$1,072.2	$1,041.4	$30.8	3.0%	3.0%
Canada	237.6	221.9	15.7	7.1%	4.9%
EMEA	414.0	384.1	29.9	7.8%	7.1%
Rest of World	81.7	79.7	2.0	2.5%	(0.5)%
Total Consolidated Gross Profit	$1,805.5	$1,727.1	$78.4	4.5%	3.9%

Adjusted EBITDA
USA	$351.1	$332.4	$18.7	5.6%	5.6%
Canada	115.3	104.0	11.3	10.9%	8.7%
EMEA	138.1	118.7	19.4	16.3%	16.8%
Rest of World	28.7	26.8	1.9	7.1%	3.4%
Other*	(29.5)	(19.2)	(10.3)	53.6%	53.6%
Total Consolidated Adjusted EBITDA	$603.7	$562.7	$41.0	7.3%	6.8%
* Other represents unallocated corporate costs that do not directly benefit segments.

Schedule B
Univar Inc.
Quarter Reconciliation of Adjusted EBITDA to Reported Net Income
(Unaudited)

(in millions)	USA	Canada	EMEA	Rest of World	Other/ Eliminations	Consolidated
Three Months Ended December 31, 2017
Net sales:
External customers	$1,130.1	$271.9	$460.9	$96.3	$—	$1,959.2
Inter-segment	29.8	2.5	0.9	0.2	(33.4)	—
Total net sales	$1,159.9	$274.4	$461.8	$96.5	$(33.4)	$1,959.2
Cost of goods sold (exclusive of depreciation)	899.7	216.3	357.2	74.5	(33.4)	1,514.3
Gross profit	$260.2	$58.1	$104.6	$22.0	$—	$444.9
Outbound freight and handling	48.4	9.8	14.7	1.4	—	74.3
Warehousing, selling and administrative	125.1	20.2	57.2	12.8	6.8	222.1
Adjusted EBITDA	$86.7	$28.1	$32.7	$7.8	$(6.8)	$148.5
Other operating expenses, net						(6.3)
Depreciation						32.5
Amortization						15.4
Interest expense, net						38.0
Loss on extinguishment of debt						3.0
Other expense, net						5.3
Income tax expense						33.6
Net income						$27.0
Total assets	$3,526.8	$2,091.3	$935.1	$237.5	$(1,058.0)	$5,732.7

(in millions)	USA	Canada	EMEA	Rest of World	Other/ Eliminations	Consolidated
Three Months Ended December 31, 2016
Net sales:
External customers	$1,084.3	$242.1	$394.4	$91.7	$—	$1,812.5
Inter-segment	31.3	2.2	1.0	—	(34.5)	—
Total net sales	$1,115.6	$244.3	$395.4	$91.7	$(34.5)	$1,812.5
Cost of goods sold (exclusive of depreciation)	869.5	189.2	303.4	71.6	(34.5)	1,399.2
Gross profit	$246.1	$55.1	$92.0	$20.1	$—	$413.3
Outbound freight and handling	43.3	8.9	13.0	0.6	—	65.8
Warehousing, selling and administrative	124.5	21.4	50.1	11.7	5.3	213.0
Adjusted EBITDA	$78.3	$24.8	$28.9	$7.8	$(5.3)	$134.5
Other operating expenses, net						75.4
Depreciation						38.4
Amortization						17.8
Interest expense, net						39.4
Other income, net						(4.7)
Income tax expense						27.4
Net loss						$(59.2)
Total assets	$3,676.8	$1,856.2	$857.4	$211.3	$(1,211.8)	$5,389.9

Schedule C
Univar Inc.
Other operating expenses, net
(Unaudited)

	Three months ended December 31,		Year ended December 31,
(in millions)	2017	2016	2017	2016
Pension mark to market loss	$3.8	$68.6	$3.8	$68.6
Pension curtailment and settlement gains	(9.7)	(1.3)	(9.7)	(1.3)
Stock-based compensation expense	3.7	3.3	19.7	10.4
Business transformation costs	(0.2)	2.4	23.4	5.4
Restructuring charges	1.1	(1.7)	5.5	6.5
Other employee termination costs	2.2	1.4	8.1	1.5
Gain on sale of property, plant and equipment	(11.3)	—	(11.3)	(0.7)
Acquisition and integration related expenses	1.1	—	3.1	5.5
Other	3.0	2.7	6.9	8.6
Total other operating (income) expenses, net	$(6.3)	$75.4	$49.5	$104.5

Schedule D
Univar Inc.
Other (expense) income, net
(Unaudited)

	Three months ended December 31,		Year ended December 31,
(in millions)	2017	2016	2017	2016
Foreign currency transactions	$(0.3)	$2.1	$(4.6)	$(0.6)
Foreign currency denominated loans revaluation	(2.7)	—	(17.9)	(13.7)
Undesignated foreign currency derivative instruments	(1.3)	(2.6)	0.3	(1.8)
Undesignated interest rate swap contracts	0.8	5.9	(2.2)	10.1
Debt refinancing costs	(1.1)	—	(5.3)	—
Other	(0.7)	(0.7)	(3.5)	(0.1)
Total other (expense) income, net	$(5.3)	$4.7	$(33.2)	$(6.1)

Schedule E
Univar Inc.
GAAP Net Income (Loss) to Adjusted Net Income and Adjusted EBITDA Tabular reconciliations
(Unaudited)

	Three months ended December 31,				Year ended December 31,
	2017		2016		2017		2016
(in millions, except per share data)	Amount	per share (1)	Amount	per share (1)	Amount	per share (1)	Amount	per share (1)
Net income (loss)	$27.0	$0.19	$(59.2)	$(0.43)	$119.8	$0.85	$(68.4)	$(0.50)
Pension mark to market loss (2)	3.8	0.03	68.6	0.50	3.8	0.03	68.6	0.50
Pension curtailment and settlement gains (2)	(9.7)	(0.07)	(1.3)	(0.01)	(9.7)	(0.07)	(1.3)	(0.01)
Exchange loss (gain) (2)	3.0	0.02	(2.1)	(0.02)	22.5	0.16	14.3	0.10
Derivative loss (gain) (2)	0.5	—	(3.3)	(0.02)	1.9	0.01	(8.3)	(0.06)
Impairment charges	—	—	—	—	—	—	133.9	0.97
Transformation costs (2)	(0.2)	—	2.4	0.02	23.4	0.17	5.4	0.04
Gain on sale of property, plant and equipment (2)(4)	(11.3)	(0.08)	—	—	(11.3)	(0.08)	(0.7)	—
Restructuring charges (2)	1.1	0.01	(1.8)	(0.01)	5.5	0.04	6.5	0.05
Other employee termination costs (2)	2.2	0.02	1.4	0.01	8.1	0.06	1.5	0.01
Debt refinancing costs (2)	1.1	0.01	—	—	5.3	0.04	—	—
Loss on extinguishment of debt	3.0	0.02	—	—	3.8	0.03	—	—
Acquisition and integration related costs (2)	1.1	0.01	—	—	3.1	0.02	5.5	0.04
Other (2)(4)	3.7	0.02	3.5	0.02	10.4	0.07	8.7	0.06
Provision for (benefit from) income taxes related to reconciling items (3)(4)	0.2	—	(21.6)	(0.16)	(12.1)	(0.10)	(71.6)	(0.52)
US tax legislation (3)(4)	36.6	0.26	47.3	0.35	36.6	0.26	47.3	0.35
Other non-recurring tax items	(14.0)	(0.10)	—	—	(14.0)	(0.10)	—	—
Adjusted net income	$48.1	$0.34	$33.9	$0.25	$197.1	$1.39	$141.4	$1.03
Stock-based compensation	3.7		3.3		19.7		10.4
Interest expense, net	38.0		39.4		148.0		159.9
Depreciation	32.5		38.4		135.0		152.3
Amortization	15.4		17.8		65.4		85.6
All remaining provision for income taxes (3)	10.8		1.7		38.5		13.1
Adjusted EBITDA	$148.5		$134.5		$603.7		$562.7

Weighted average common shares outstanding:
Basic	140.7		138.1		140.2		137.8
Diluted (5)	141.8		138.1		141.4		137.8

(1)	Calculation based on dilutive share count.

(2)	Reconciling items represent items disclosed in Schedule C and Schedule D included in this document, excluding stock-based compensation.

(3)
Total provision for (benefit from) income taxes reconciles to the amount reported in the Condensed Consolidated Statement of Operations for each respective period. Tax on reconciling items is calculated using the effective tax rate adjusted for discrete and similar tax items.

(4)	Immaterial differences may exist in summation of per share amounts due to rounding.

(5)
Diluted earnings (loss) per share is calculated using net income (loss) or adjusted net income (loss) available to common shareholders divided by diluted weighted average shares outstanding during each period, which includes unvested restricted shares. Diluted earnings per share considers the impact of potential dilutive securities except in periods in which there is a loss because the inclusion of the potential common shares would have an anti-dilutive effect.